SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 22, 2004 _______________________________________________

INTERNATIONAL FLAVORS & FRAGRANCES INC. _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

New York ________________________________ (State or Other Jurisdiction of Incorporation)	1-4858 _________________________________ (Commission File Number)	13-1432060 ______________________________ (I.R.S. Employer Identification Number)

521 West 57th Street, New York, New York __________________________________________________________________ (Address of Principal Executive Offices)	10019 ___________________(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

The disclosure set forth below under "Item 7.01 Regulation FD Disclosure" is incorporated by reference into this Item 2.02.

Item 2.05  Costs Associated with Exit or Disposal Activities

In May this year, the Company announced that it had entered into a letter of intent with Frutarom Industries Ltd. (“Frutarom”) for the intended sale of its fruit preparations businesses in Switzerland and Germany. Frutarom’s stock is traded on the Tel Aviv Stock Exchange (TLV: FRUT). Concurrently, the Company announced its intention to initiate consultations with the Company’s French employee works council regarding the potential sale of the French fruit preparations business to Frutarom, and the potential closure of its manufacturing facilities in Dijon, France.

Effective August 17, 2004, the Company disclosed the completion and terms of the sale of its fruit preparations businesses in Switzerland and Germany to Frutarom. The Company announced today that it had completed required consultations with the Company’s French employees work’s council, and that following such consultations, had determined to proceed with the contemplated sale of its French fruit preparations business, the closure of its Dijon manufacturing facility and other management reorganizations.

The costs for the above actions will result in expected restructuring charges net of sales proceeds of approximately $20 million recorded in the third quarter of 2004. Approximately 200 employees are affected by the above actions. The principal element of the charge relates to employee separation costs. Cash expenditures for separation costs should approximate the expected charge and the actions are expected to be completed by the end of 2005.

Item 7.01  Regulation FD Disclosure

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. dated October 22, 2004 discussing the sale of the German and Switzerland fruit preparations businesses on August 17, 2004, the contemplated sale of its French fruit preparations business to Frutarom Industries Ltd., the closure of its Dijon, France manufacturing facility and other reorganization activities.

In anticipation of the releases of earnings for the third and fourth quarters of 2004, the following information is being furnished as a result of or otherwise in connection with the sale of its fruit preparations businesses in Switzerland and Germany to Frutarom. The data is being furnished as Exhibits 99.2 to 99.6 as appropriate.

1.	Unaudited quarterly pro-forma consolidated statements of income for the year 2002 reflecting the exclusion of the disposed Germany and Switzerland fruit preparations businesses for all periods presented.

2.	Unaudited quarterly pro-forma consolidated statements of income for the year 2003 reflecting the exclusion of the disposed Germany and Switzerland fruit preparations businesses for all periods presented.

3.	Unaudited quarterly pro-forma consolidated statements of income for the year 2003 reflecting the exclusion of operating results for the Germany and Switzerland fruit preparations businesses for the period August 17, 2003 through year-end.

4.	Unaudited quarterly pro-forma consolidated statements of income for the two quarters and six months in the period ended June 30, 2004 reflecting the exclusion of the disposed Germany and Switzerland fruit preparations businesses for the periods presented. The third quarter 2004 data presented represents the results of the Germany and Switzerland fruit preparations businesses up to the date of sale.

5.	Pro-forma Net Sales and Country of Destination Sales data for 2002 and 2003 and for the period ending September 2004 reflecting the exclusion of the Germany and Switzerland fruit preparations businesses disposed of on August 17, 2004.

The discussion of the Company’s historical results and its commentary regarding expected future results include and, where indicated, exclude the impact of certain restructuring and other charges related to the Company’s reorganization actions. The pro-forma information related to the sold Germany and Switzerland fruit preparations businesses is intended to provide the reader with the ability to exclude from historical reported results the business that the Company has disposed of. Such information is supplemental to information presented in accordance with generally accepted accounting principles (GAAP) and is not intended to represent a presentation in accordance with GAAP. In discussing its historical and expected future results and financial condition, the Company believes it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparative basis, the relative impact of the restructuring and other charges and of the businesses the Company has disposed of. In addition, management reviews each of these non-GAAP financial measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to its core continuing business.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of International Flavors & Fragrances Inc., dated October 22, 2004 discussing the sale of the Germany and Switzerland fruit preparations businesses on August 17, 2004, the contemplated sale of its French fruit preparations business to Frutarom Industries Ltd., the closure of its Dijon, France manufacturing facility and other reorganization activities.

99.2	Unaudited quarterly pro-forma consolidated statements of income for the year 2002 reflecting the exclusion of the disposed Germany and Switzerland fruit preparations businesses for all periods presented.

99.3	Unaudited quarterly pro-forma consolidated statements of income for the year 2003 reflecting the exclusion of the disposed Germany and Switzerland fruit preparations businesses for all periods presented.

99.4	Unaudited quarterly pro-forma consolidated statements of income for the year 2003 reflecting the exclusion of operating results for Germany and Switzerland fruit preparations businesses for the period August 17, 2003 through year-end.

99.5	Unaudited quarterly pro-forma consolidated statements of income for the two quarters and six months in the period ended June 30, 2004 reflecting the exclusion of the disposed Germany and Switzerland fruit preparations businesses for the periods presented. The third quarter 2004 data presented represents the results of the Germany and Switzerland fruit preparations businesses up to the date of sale.

99.6	Pro-forma Net Sales and Country of Destination Sales data for 2002 and 2003 and for the period ending September 2004 reflecting the exclusion of the Germany and Switzerland fruit preparations businesses disposed of on August 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2004	INTERNATIONAL FLAVORS & FRAGRANCES INC. By: /s/ Dennis M. Meany —————————————— Name: Dennis M. Meany Title: Senior Vice President, General Counsel and Secretary